Pioneer Power Solutions, Inc. 8-K

Exhibit 10.1

Distribution Agreement

This Exclusive Distribution Agreement (this “Agreement”), dated as of May 31, 2021 (the “Effective Date”), is entered into between Pioneer Power Solutions, Inc., a Delaware corporation (“Seller”) and CleanSpark, Inc., a Nevada corporation (“Distributor,” and together with Seller, the “Parties,” and each, a “Party”).

WHEREAS, in connection with a merger between Seller, Distributor and a wholly owned subsidiary of Distributor, Seller and Distributor had entered into that certain Contract Manufacturing Agreement, dated January 22, 2019 (the “Contract Manufacturing Agreement”), with a term of 18 months from such date, and pursuant to which Seller manufactured and sold certain items on an exclusive basis to Distributor; and

WHEREAS, the Contract Manufacturing Agreement expired on the 18-month anniversary of the execution of the Contract Manufacturing Agreement; and

WHEREAS, Seller desires to appoint Distributor as its exclusive distributor under the terms and conditions of this Agreement and to resell the Products to Customers within the Sales Channel (each as defined below), and Distributor desires to accept such appointment, subject to the terms and conditions of this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             Definitions.

“Agreement” has the meaning set out in the preamble and includes all schedules and exhibits hereto.

“Confidential Information” has the meaning set out under Section 8.

“Contract Manufacturing Agreement” has the meaning set out in the recitals.

“Customer” means a purchaser that is an individual or entity located in the Sales Channel and has acquired a Product from Distributor for (a) its own internal use or incorporation into its own products or (b) resale to a person or entity that purchases the Product for internal use or incorporation into such repurchaser’s products.

“Distributor” has the meaning set out in the preamble.

“Distributor Indemnified Parties” has the meaning set out in Section 12.

“Distributor Representatives” has the meaning set out in Section 12.

“Effective Date” has the meaning set out in the preamble.

“Force Majeure Event” has the meaning set out in Section 31.

“Indemnified Party” has the meaning set out under Section 12.

“Party” has the meaning set out in the preamble.

“Product” means any product that is identified in Schedule 1.

“Sales Channel” means has the meaning set out under Section 2.

“Seller” has the meaning set out in the preamble.

“Seller Indemnified Parties” has the meaning set out in Section 12.

“Seller Representatives” has the meaning set out in Section 12.

“Similar Products” has the meaning set out under Section 2

“Term” has the meaning set out under Section 7.1.

2.             Appointment.

2.1              Exclusive Appointment of Distributor. Seller hereby appoints Distributor, and Distributor hereby accepts the appointment, to act as Seller’s exclusive distributor of the Products within any geographic region in which Distributor conducts its business (the “Sales Channel”) during the Term. Seller shall not, directly or indirectly, or through distributors (other than through Distributor in accordance with the terms of this Agreement), market, advertise, promote, sell or distribute the Products in the Sales Channel.

2.2              Exclusive Appointment of Seller. Distributor hereby appoints Seller, and Seller hereby accepts the appointment, as the Distributor’s sole source of the Products, and of any similar goods or products that would reasonably be deemed as interchangeable with such Products (“Similar Products”), for sale within the Sales Channel. Distributor shall not, directly or indirectly, or through other third parties, sell any Products or Similar Products into the Sales Channel other than Products that it has purchased from Seller under the terms and conditions of this Agreement. This Section shall not apply if Seller is unwilling or unable to provide the Products or Similar Products.

2.3              No Right to Appoint Sub-distributors. Distributor shall not, without the prior written consent of Seller, appoint any sub-distributor or other person or entity to sell or distribute the Products.

3.

Agreement to Purchase and Sell Products.

3.1              Terms of Sale; Orders. Seller shall make available and sell Products to Distributor at the prices under Section 3.2 and on the terms and conditions set out in this Agreement.

3.2              Price. The prices for Products sold under this Agreement shall be determined by the Seller and the Distributor on a job-by-job basis. Subject to Section 5:

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(a)               Distributor is responsible for all charges, costs, and taxes, provided that Distributor is not responsible for any taxes imposed on, or regarding, Seller’s income, revenues, gross receipts, personnel, or real or personal property or other assets; and

(b)               Distributor shall pay interest on all late payments, calculated daily and compounded monthly, at the lesser of the rate of .75% per month or the highest rate permissible under applicable law.

Distributor shall perform its obligations under this Agreement without setoff, deduction, recoupment, or withholding of any kind for amounts owed or payable by Seller, whether relating to Seller’s or Seller’s affiliates’ breach, bankruptcy, or otherwise and whether under this Agreement, any purchase order, any other agreement between (i) Distributor or any of its affiliates and (ii) Seller or any of its affiliates, or otherwise.

3.3              Payment Terms.

(a)               Distributor shall inform Seller promptly of all sales to Customers within two business days of such sale.

(b)               Distributor shall pay to Seller an amount equal to the product of (i) the contract price of each such sale multiplied by (ii) 0.97.

(c)               Payments made to Seller shall be made as follows:

(i)                30% upon purchase order acceptance.

(ii)              40% upon order being released to manufacturing by the end customer.

(iii)            30% upon shipment.

(d)               An invoice will be issued to Distributor upon the occurrence of each billable event. For the avoidance of doubt, is the foregoing amounts are due regardless of whether a Customer has paid in full for the applicable sale at the time of the billable event.

(e)               Invoices shall be due 10 days after issuance.

(f)                With respect to any sale and following payment in full by a Customer with respect to such sale, Distributor shall retain as consideration for its services an amount equal to the product of (i) the contract price of such sale multiplied by (ii) 0.03.

Distributor shall make all payments in US dollars by wire transfer or automated clearing house, in accordance with the following wire instructions:

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ABA Number: 071000288

Account Number: 3718269

Bank Address: 1200 E. Warrenville Rd, Naperville, IL 60563

Attn: Pioneer Power Solutions, Inc.

4.

Orders Procedure.

4.1              Orders. Distributor shall issue all purchase orders to Seller in written form. Seller shall issue a written order acknowledgment for each purchase order. By placing an order, Distributor makes an offer to purchase Products under the following commercial terms listed in the purchase order and the terms and conditions of this Agreement, and on no other terms:

(a)               The item number(s) for the listed Product(s) to be purchased, together with any applicable description(s);

(b)               the quantities ordered; and

(c)               the requested delivery date.

Any additional or different terms included, or variations made to the terms and conditions of this Agreement by Distributor in any order, are void and have no effect.

5.             Shipment and Delivery.

5.1              Title and Risk of Loss; Purchase Money Security Interest. Title and risk of loss passes to Distributor upon delivery of the Products to a common carrier. As collateral security for the payment of the purchase price of the Products and performance in full of all the obligations of Distributor under this Agreement, Distributor hereby pledges and grants to Seller a lien on and security interest in and to all of the right, title, and interest of Distributor in, to, and under the Products, wherever located, and whether now existing or hereafter arising or acquired from time to time, and in all accessions thereto and replacements or modifications thereof, as well as all proceeds (including insurance proceeds) of the foregoing. The security interest granted under this provision constitutes a purchase money security interest under the New York Uniform Commercial Code.

6.             Certain Covenants and Agreements. In connection with and for the Term:

6.1              Seller shall make available to Distributor, on preferred terms to be mutually agreed, its PowerBloc charging infrastructure.

6.2              Distributor shall make available to Seller, on preferred terms to be mutually agreed, its mPulse and GridFabric products.

6.3              Where applicable, Distributor shall make available to Seller all drawings, schematics and similar items created or commissioned in connection with any applicable project (including for any completed or incomplete past projects) or project quotes (including for which no project or work was agreed or commissioned).

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6.4              Each of the parties confirm that the Contract Manufacturing Agreement is terminated and, to the extent applicable, this Section 6.4 shall serve as the signed writing required for termination under section 4.1 of the Contract Manufacturing Agreement.

6.5              On or about the date hereof, Distributor shall end its employment/contracting relationships with certain of its employees as more fully set forth on Schedule 2. On or about such date, Seller shall hire or otherwise enter into an employment or other satisfactory contractual or contract-based relationship with such persons (to the extent such action or arrangement does not conflict with any applicable employment contract or applicable law).

7.

Term; Termination.

7.1              Term. The term of this Agreement commences on the Effective Date and terminates on December 31, 2023, and may continue beyond such initial term for such additional term as the parties may mutually agree in a signed writing (the “Term”). If either Party provides timely notice of its intent not to renew or continue this Agreement, then unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the then-current Term.

7.2              Termination Rights. In addition to any remedies that may be provided in this Agreement, either Party may immediately terminate this Agreement, upon notice to the other Party, if the other Party:

(a)               fails to pay any material amount when due under this Agreement and such payment is not made within 30 days from the date of written notice to the other Party of such nonpayment;

(b)               is in breach of this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured within 30 business days following the breaching Party’s receipt of notice of such breach;

(c)               becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due;

(d)               files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law;

(e)               seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts;

(f)                makes or seeks to make a general assignment for the benefit of its creditors; or

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(g)               applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

7.3              Effectiveness of Termination. Any termination under Section 7.2 is effective upon receipt of notice of termination.

7.4              Limitation of Liability for Termination and Expiration. The Parties shall not be liable in any manner whatsoever on account of termination or expiration of this Agreement. The parties shall not, by reason of the expiration or termination of this Agreement at any time or times or for any reason, be liable to any of the other Parties for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other Parties, on account of loss of customers or otherwise.

8.             Confidential Information. All non-public, confidential, or proprietary information of either Party, including, but not limited to, any trade secrets, specifications, samples, patterns, designs, plans, drawings, documents, data, business operations, customer lists, pricing, discounts, or rebates, disclosed by either Party to the other Party, whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential,” in connection with this Agreement is confidential (such information, “Confidential Information”), solely for the use of performing this Agreement and may not be disclosed or copied unless authorized by the disclosing Party in writing. Neither Party shall disclose any such Confidential Information to any person or entity, except to that Party’s employees who have a need to know the Confidential Information to perform its obligations hereunder. Upon either Party’s request, each Party shall promptly return all documents and other materials received from the other. An aggrieved Party shall be entitled to injunctive relief for any violation of this Section. This Section shall not apply to information that is:

(a)               in the public domain;

(b)               known to either Party at the time of disclosure; or

(c)               rightfully obtained by either Party on a non-confidential basis from a third party.

9.             No Implied Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR DISTRIBUTOR, NOR THEIR RESPECTIVE REPRESENTATIVES, MAKE ANY REPRESENTATIONS OR EXTEND ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY DISCLAIMED. ALL OF SELLER’S USUAL AND CUSTOMARY EXPRESS OR IMPLIED WARRANTIES SHALL PASS THROUGH TO ANY END USERS OR CUSTOMERS.

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10.         Other Restrictions on Distributor. Except as explicitly authorized in this Agreement or in a separate written agreement with Seller, Distributor shall not service, repair, modify, alter, replace, reverse engineer, or otherwise change the Products it sells to Customers. Distributor shall not provide its own warranty regarding any Product.

11.         Compliance With Laws. Distributor is in compliance with and shall at all times comply with all federal, state, and local laws, ordinances, regulations, and orders that are applicable to the operation of its business, and this Agreement and its performance hereunder. Without limiting the generality of the foregoing, Distributor has and shall maintain, at its own expense at all times, in effect all the licenses, permissions, authorizations, consents and permits that it needs to carry out its obligations under this Agreement.

12.         Indemnification.

(a)               Seller shall indemnify and hold Distributor and its affiliates, together with the officers, directors, employees, agents, subcontractors and other representatives of such party and of such party’s affiliates (collectively, the “Distributor Representatives”, and together with Distributor, the “Distributor Indemnified Parties”), harmless from and against any and all liabilities, losses, proceedings, actions, damages, claims or expenses of any kind, including costs and reasonable attorneys’ fees, which result from (i) any gross negligence or willful misconduct by Seller or Seller Representatives (as defined below) in connection with the obligations of Seller under this Agreement, (ii) any breach of this Agreement by Seller, (iii) any products liability claim relating to any Product under this Agreement, and (iv) any third party intellectual property infringement claim with regard to (a) any Product or (b) any process used by Seller to produce Products under this Agreement.

(b)               Distributor shall indemnify and hold Seller and its affiliates, together with the officers, directors, employees, agents, subcontractors and other representatives of such party and of such party’s affiliates (collectively with such affiliates, “Seller Representatives” and, collectively with Seller and its affiliates, the “Seller Indemnified Parties”, and together with the Distributor Indemnified Parties, the “Indemnified Parties”) harmless from and against any and all liabilities, losses, proceedings, actions, damages, claims or expenses of any kind, including costs and reasonable attorneys’ fees which result from (i) any gross negligence or willful misconduct by Distributor or its Representatives in connection with the obligations of Distributor under this Agreement, and any breach of this Agreement by Distributor.

13.         Limitation of Liability. EXCEPT FOR OBLIGATIONS TO MAKE PAYMENT UNDER THIS AGREEMENT, LIABILITY FOR INDEMNIFICATION, LIABILITY FOR BREACH OF CONFIDENTIALITY, OR LIABILITY FOR INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT:

(a)               IS SELLER OR ANY SELLER REPRESENTATIVE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES, OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF:

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(i)                 WHETHER THE DAMAGES WERE FORESEEABLE;

(ii)              WHETHER OR NOT SELLER WAS ADVISED OF THE POSSIBILITY OF THE DAMAGES; AND

(iii)            THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE) ON WHICH THE CLAIM IS BASED.

(b)               SHALL SELLER’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE TOTAL OF THE AMOUNTS PAID AND AMOUNTS ACCRUED BUT NOT YET PAID TO SELLER UNDER THIS AGREEMENT IN THE 12 MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

14.         THE FOREGOING LIMITATIONS APPLY EVEN IF DISTRIBUTOR’S REMEDIES UNDER THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

15.         Audit and Inspection Rights. During the term of this Agreement, on request and during regular business hours, Seller or any Seller Representative may at its own expense reasonably inspect Distributor's facilities and audit Distributor’s books, records, and other documents as necessary only to verify compliance with the terms and conditions of this Agreement and Products sold pursuant hereto. Seller must provide at least one week’s written notice prior to any audit or inspection pursuant to this Section.

16.         Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, annexes and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter. The terms of this Agreement prevail over any terms or conditions contained in any other documentation related to the subject matter of this Agreement and expressly exclude any of Distributor’s general terms and conditions contained in any purchase order or other document issued by Distributor (excluding the information set out in Section 4.1(a) – 4.1(c). Notwithstanding the foregoing, all of Seller’s usual and customary terms and conditions applicable to the Products shall apply to any end users or Customers procured pursuant to this Agreement.

17.         Survival. Subject to the limitations and other provisions of this Agreement the representations and warranties of the Parties contained herein shall survive the expiration or earlier termination of this Agreement for a period of 12 months. With respect to Confidential Information that constitutes a trade secret under applicable law, the rights and obligations set forth in Section 8 shall survive the expiration or earlier termination of this Agreement until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of Distributor. All other provisions of this Agreement shall not survive the expiration or earlier termination of this Agreement.

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18.         Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all notices must be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (in each case, return receipt requested and postage prepaid). Except as otherwise provided in this Agreement, a notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the notice has complied with the requirements of this Section.

Notice to Seller:

Pioneer Power Solutions, Inc.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey

Attn: Nathan Mazurek, Chief Executive Officer

Email: nathan@pioneerpowersolutions.com

with a copy to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attn: Rick A. Werner

Email: rick.werner@haynesboone.com

Notice to Distributor:	8475 S. Eastern Ave. Suite 200 Henderson, NV 89123
Attention: Legal Dept. Email: Legal@Cleanspark.com

19.         Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to give effect to the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20.         Amendments. No amendment to this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

21.         Waiver. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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22.         Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise.

23.         Assignment. Neither Party shall assign, transfer, delegate, or subcontract any of its rights or obligations under this Agreement, including by virtue of any merger or corporate reorganization which may be deemed an assignment, without the prior written consent of of the other Party, which consent shall not be unreasonably withheld. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve either Party of any of its obligations hereunder.

24.         Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective successors and permitted assigns.

25.         No Third-Party Beneficiaries. Subject to the next paragraph, this Agreement benefits solely the Parties to this Agreement and their respective successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person (including any Customer) any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

26.         Certain Third-Party Beneficiaries. The Parties hereby designate Indemnified Parties as third-party beneficiaries of Section 12 with the right to enforce this provision.

27.         Choice of Law. This Agreement and all related documents including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, and enforced under the laws of the State of New York, United States of America (including its statutes of limitations and N.Y. Gen. Oblig. Law § 5-1401), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

28.         Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments, annexes and appendices attached to this Agreement, and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the courts of the State of New York sitting in New York City, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the courts of the State of New York sitting in New York City. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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29.         Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement, including exhibits, schedules, attachments, annexes and appendices attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, including any exhibits, schedules, attachments, annexes or appendices attached to this Agreement, or the transactions contemplated hereby.

30.         Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

31.         Force Majeure. No party shall be liable for any failure in the fulfillment of any of its obligations under this Agreement (other than the obligation to pay the purchase price of Products sold and delivered) to the extent that such failure is due to any prevention, delay, interruption, loss or damage occasioned by Force Majeure (defined below). As used herein, a “Force Majeure Event” means (a) an act of God, act of the public enemy, act or threat of terrorism, war declared or undeclared, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, lightning, fire, flood, storm, drought, earthquake or extreme weather conditions, explosion, breakdown of machinery or jetties, in each case which could not have been prevented by prudent operating practices, (b) any strike, lock out or other industrial action or disturbance and (c) any other cause which is beyond the reasonable control of a party.

32.         No Franchise or Business Opportunity Agreement. The Parties to this Agreement are independent contractors and nothing in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency relationship, franchise, or business opportunity between Seller and Distributor. Neither Party, by virtue of this Agreement, will have any right, power, or authority to act or create an obligation, express or implied, on behalf of the other Party. Each Party assumes responsibility for the actions of their personnel under this Agreement and will be solely responsible for their supervision, daily direction and control, wage rates, withholding income taxes, disability benefits, or the manner and means through which the work under this Agreement will be accomplished. Except as provided otherwise in this Agreement, Distributor has the sole discretion to determine Distributor’s methods of operation, Distributor’s accounting practices, the types and amounts of insurance Distributor carries, Distributor’s personnel practices, Distributor’s advertising and promotion, its customers, and Distributor’s service areas and methods. The relationship created hereby between the parties is solely that of seller and distributor. If any provision of this Agreement is deemed to create a franchise relationship between the parties, then Seller may immediately terminate this Agreement.

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[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Pioneer Power Solutions, Inc.
By /s/ Nathan Mazurek Name: Nathan Mazurek Title: Chief Executive Officer
CLEANSPARK, INC.
By /s/ Zachary Bradford Name: Zachary Bradford Title: Chief Executive Officer

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Schedule 1

Products

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Schedule 2

Final Resolution Related to Certain Employees/Contractors

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